UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	XENE	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2020, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Xenon Pharmaceuticals Inc. (the “Company”) approved 2019 non-equity incentive plan payments and 2020 base salaries for certain of the Company’s executive officers as set forth in the table below, including the Company’s named executive officers. For additional information regarding non-equity incentive compensation, please see “Executive Compensation—Non-Equity Incentive Plan Compensation & Bonuses” of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2019. All amounts are expressed in U.S. dollars unless otherwise noted.

Name	Title	2019 Non-Equity Incentive Plan Payment		2020 Base Salary (2)
Simon N. Pimstone	Chief Executive Officer	$334,266	(1)	$498,149
Ian C. Mortimer	President and Chief Financial Officer, Corporate Secretary	236,734	(1)	462,000
Ernesto Aycardi	Chief Medical Officer (3)	210,000		434,700
Robin P. Sherrington	Executive Vice President, Strategy & Innovation	159,604	(1)	350,410
James R. Empfield	Senior Vice President, Drug Discovery (3)	147,500		339,250

__________________

(1)

Non-equity incentive plan payments for Dr. Pimstone, Mr. Mortimer and Dr. Sherrington are denominated in Canadian dollars and have been converted to U.S. dollars for purposes of the table.  The U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7537, which was the average Bank of Canada exchange rate for the 2019 fiscal year.

(2)

2020 base salaries were determined by the Committee and based on a number of factors, including an analysis of the Company’s updated peer group which is benchmarked in U.S. dollars. For Dr. Pimstone, Mr. Mortimer and Dr. Sherrington, the U.S. dollar amount of their semi-monthly pay will be converted to Canadian dollars at the Bank of Canada exchange rate five days prior to each pay date and paid to Dr. Pimstone, Mr. Mortimer and Dr. Sherrington in Canadian dollars. The 2020 base salary figures are retroactive to January 1, 2020.

(3)	Dr. Aycardi and Dr. Empfield have been employed by our wholly owned subsidiary, Xenon Pharmaceuticals USA Inc., since March 19, 2018 and February 8, 2016, respectively.

Dr. Pimstone, Mr. Mortimer, Dr. Aycardi, Dr. Empfield, and Dr. Sherrington are eligible to receive payments under the Company’s 2020 non-equity incentive plan of up to 60%, 45%, 40%, 40% and 40% of their base salaries, respectively. The 2020 performance goals for these officers are related to various corporate objectives, including achievement of clinical stage goals: XEN1101 Phase 2b clinical trial top-line data readout; to complete the evaluation to advance XEN1101 in a Phase 2 proof-of-concept non-epilepsy clinical trial; to initiate a Phase 3 clinical trial for XEN496; to achieve Neurocrine partnership milestones including regulatory progress and research collaboration support; discovery stage goal to transition two projects to lead optimization or lead identification stage; and execution against the Company’s capital markets plan and cash-runway objective. The 2020 non-equity incentive plan payment for each of Dr. Pimstone, Mr. Mortimer, Dr. Aycardi, Dr. Sherrington, and Dr. Empfield is based solely on the achievement of corporate goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENON PHARMACEUTICALS INC.

Date: March 13, 2020	By:	/s/ Ian Mortimer
Ian Mortimer
President & Chief Financial Officer